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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Annual Incentive Compensation Plans of Pennzoil-Quaker State Company of our report dated March 11, 1999 included in the Pennzoil-Quaker State Company Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration.



ARTHUR ANDERSEN LLP
Houston, Texas
February 3, 2000